UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2016

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Thursday, October 27, 2016, at 12:00 p.m. (local time), for the following purposes:

1.	To elect three Class I directors to serve a three-year term until the Annual Meeting of Shareholders in 2019 or until their successors are elected and qualified;

2.	Advisory resolution to approve, on a non-binding basis, the compensation of the Company’s named executive officers as described in this proxy statement; and

3.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on September 7, 2016 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting and so desire, you may withdraw your proxy by giving a written notice of revocation and vote in person.

By Order of the Board of Directors

Laurie L. McClellan Chairman

Minerva, Ohio

September 22, 2016

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 27, 2016

The proxy statement and annual report are available at www.consumersbancorp.com Please select IR Menu/Annual Meeting

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2016

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held at Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Thursday, October 27, 2016, at 12:00 p.m., local time and any adjournments thereof.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 22, 2016. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on September 7, 2016 are entitled to notice of and to vote at the Annual Meeting. As of September 7, 2016, 2,727,322 Consumers Bancorp common shares, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all nominees for Class I directors named in this Proxy Statement; (2) for the adoption of the advisory resolution to approve the compensation of the Company’s named executive officers; and (3) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present in person or by proxy shall constitute a quorum. The three nominees receiving the highest number of votes cast, including votes cast cumulatively shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. The Board currently consists of ten members and the Company’s Amended and Restated Articles of Incorporation provides that the Board of Directors be divided as equally as possible into three classes designated as Class I, Class II and Class III. Generally, the directors in each class are elected to serve staggered three year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board of Directors has two directors in Class I with terms expiring in 2016, and four directors in Class II with terms expiring in 2017, and four directors in Class III with terms expiring in 2018.

The term of office of current Class I directors James V. Hanna and Frank L. Paden will expire at the annual meeting on October 27, 2016. The current Class I directors along with Phillip R. Mueller, whom the Board of Directors unanimously approved the nomination of, constitute the nominees to be elected to serve until the 2019 annual meeting and until their successors are elected. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class I directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class I Directors – Term ending in 2016

James V. Hanna (age 73) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since February of 2005. Mr. Hanna is a Member of the Asset/Liability Committee, Loan Committee and Risk Committee. He is retired from a career in security and law enforcement, having spent 13 years as a Security Officer for the Ford Motor Company and five years as a Patrolman and Narcotics Agent for the Canton City Police Department. He continues as a Deputy Sheriff for the Carroll County Sheriff’s Department, having served since 1999. Mr. Hanna is Manager for the Hanna Family Investment Company, LLC. Having experience in the investment area, he has actively served on the Asset/Liability Committee since joining the Company.

Phillip R. Mueller (age 68) was nominated by the Board of Directors of Consumers Bancorp, Inc. as a Class I Director to serve for a three-year term beginning in 2016. If elected by the shareholders at the Annual Meeting, he will be appointed to serve as a Director of Consumers National Bank and as an independent member of the Audit and Asset/Liability Committees. Mr. Mueller took over the operation of the Minerva Dairy, America’s oldest family owned cheese and butter dairy, in 1976 and currently serves as CEO. He would bring to the bank over 50 years of experience in wholesale and retail sales of dairy products, which includes expertise in dairy technology, agriculture, manufacturing, research and development, production, quality control, finance and human resources. Mr. Mueller received the Young Professional Achievement Award from Ohio State University in 1981. He is involved in professional and community organizations serving in various leadership roles, including past President of the Mid-West Dairy Association, past President of the Rotary Club of Minerva, Rotarian Paul Harris Fellow and the current Chairman of the Rotary Youth Exchange.

Frank L. Paden (age 65) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 2013. He is an independent member of the Audit Committee, Loan Committee and Chairman of the Compensation Committee. Mr. Paden formerly served in a number of executive positions at Farmers National Bank of Canfield for 37 years. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010. Mr. Paden served as Executive Chairman until September 2011, at which time he retired. Mr. Paden is currently a trustee with Hiram College, serving on the Finance Committee, Student/Athlete Board Committee, and as Chairman of the Audit Committee. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, and serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends. In the 2017 fiscal year, Mr. Paden will serve as the Chairman of Consumers Audit Committee and as the Board’s “financial expert” based on his strong financial background.

Class II Directors – Term ending in 2017

Bradley Goris (age 62) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January of 2011. Mr. Goris is an independent member of the Compensation Committee, Corporate Governance/Nominating Committee and the Chairman of the Risk Committee. He is currently an Agent of the Goris-Meadows Insurance Agency in Alliance. Goris-Meadows Insurance Agency is a subsidiary of A.A. Hammersmith Insurance. He is also a Managing Member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

David W. Johnson (age 56) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 1997. He is an independent member of the Asset/Liability Committee, the Corporate Governance/Nominating Committee (Chairman) and the Compensation Committee. Mr. Johnson has been in the tile manufacturing business since 1982. He is currently the Chief Executive Officer of Summitville Tiles, Inc., located in Summitville, Ohio, and previously served as President and Vice President of Administration. He is currently President of Spread Eagle Tavern & Inn, serving in that capacity since 1990, a fine dining restaurant and restored inn in Hanoverton, Ohio. Mr. Johnson is a Partner in PCJ Ltd. and Johnson Joint Venture, both family holding companies. Mr. Johnson has extensive management knowledge, business experience and is dedicated to community and civic affairs, serving on various educational, political and business boards and in June 2011 he was appointed by Governor Kasich to serve on the Board of the Ohio Bureau of Workers Compensation. As a leader in manufacturing, Mr. Johnson has represented the industry at both the State and Federal levels. Having served as Chairman of the Corporate Governance/Nominating Committee and as member of the Asset/Liability Committee since joining the Board, Mr. Johnson has a strong history in bank governance.

Laurie L. McClellan (age 63) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October of 1987 and as Chairman of the Boards since March of 1998. Ms. McClellan is the Chairman of the Executive Committee and a member of the Loan Committee. Ms. McClellan performs internal corporate duties with an emphasis on investor and community relations and was named the Director of Shareholder Relations for Consumers Bancorp, Inc. in 2011. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. Ms. McClellan is the Manager of the Romain Fry Investment Company, LLC and has served on various community and nonprofit advisory boards. She has 29 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a good understanding of banking regulation and compliance.

Harry W. Schmuck (age 67) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November of 2005. Mr. Schmuck is an independent member of the Audit Committee, the Corporate Governance/Nominating Committee and Chairman of the Loan Committee. He is the Operations Manager of Schmuck Partnership, an Agricultural Business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in investment decisions and has a firm understanding of management, operations and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Class III Directors – Term ending in 2018

John P. Furey (age 64) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August of 1995 and was appointed Vice Chairman of the Board in June 2015. Mr. Furey is an independent member of the Audit Committee, the Executive Committee and the Loan Committee. He is currently Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business, serving in that capacity since 1974. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the Automotive Industry he has served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing and customer service. Over his twenty-one year history as a director of Consumers National Bank, Mr. Furey has served on various standing and ad hoc committees and has developed a valuable background in community banking.

Richard T. Kiko, Jr. (age 50) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January of 2015. Mr. Kiko is an independent member of the Asset/Liability Committee, the Corporate Governance/Nominating Committee and the Risk Committee. He is currently President and Chairman of the Board of Coletta Holdings Inc., which includes the following holdings: Russ Kiko Associates Inc., Richard T. Kiko Agency, Inc. and Kiko Auctioneers & Realtors, Canton Ohio. Mr. Kiko is also the President of Futuregen LLC, a private finance company. Prior to joining the family business, Mr. Kiko was Director and Vice President of Foodservice & Industrial Business for Eagle Family Foods, Inc. He brings a broad range of experience in sales, marketing, logistics, manufacturing, finance and general management. As a third generation auctioneer and realtor, Mr. Kiko specializes in working with large clients, land, commercial real estate and mineral rights, which has benefited the bank and broadened the expertise of the Board.

Thomas M. Kishman (age 67) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 1995. Mr. Kishman is an independent member of the Audit Committee, the Risk Committee and the Asset/Liability Committee. He is currently the co-owner of Kishman’s IGA and GasNGo located in Minerva, Ohio, a retail grocery and Gulf Fuel Center. Mr. Kishman has spent his entire career in retail sales, working in the family’s grocery business since 1964. He has a strong management background and is a dedicated member and supporter of the local community. Serving as past Chairman of the Audit Committee and as a member of the Corporate Governance/Nominating Committee for thirteen years, Mr. Kishman has a good understanding of banking risks and controls.

Ralph J. Lober, II (age 49) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank Board of Directors in January 2008. Mr. Lober currently is a Member of the Asset/Liability Committee (Chairman) and Loan Committee. Having served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober has a strong background in finance, funds management and operations. Mr. Lober is a certified public accountant licensed in Ohio and Pennsylvania. He is active in the community serving on the boards and executive committees of several industry and community organizations.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp held 17 Board meetings and Consumers National Bank held 12 Board meetings during the 2016 fiscal year. All directors attended at least 85% of the total number of Consumers Bancorp Board meetings and meetings held by all committees of the Board on which they served during the 2016 fiscal year. The Company has determined that all directors, except Mr. Hanna, Ms. McClellan and Mr. Lober are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules, qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the additional independence requirements of the Company.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2015 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee, Loan Committee and Risk Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Hanna, Mr. Johnson, Mr. Richard Kiko and Mr. Lober, who serves as chairman. Mr. Kishman served on the committee until November 12, 2015. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital and interest rate risk position. During the 2016 fiscal year, the Asset/Liability Committee met four times.

The Audit Committee was comprised of Mr. Furey, Mr. Kishman, Mr. Paden, Mr. Schmuck and Mr. Tonti, who served as chairman. Following the retirement of Mr. Tonti on June 30, 2016, Mr. Paden has been appointed as Audit chairman. The oversight function of the Audit Committee includes the review of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit Committee Charter is available on the Company’s website at www.consumersbank.com. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, Mr. Paden satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 15 of this Proxy Statement. During the 2016 fiscal year, the Audit Committee met five times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Mr. Goris, Mr. Johnson, Mr. Kishman and Mr. Paden, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that each member of the Compensation Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During the 2016 fiscal year, the Compensation Committee met four times. The Compensation Committee Charter is available on the Company’s website at www.consumersbank.com.

The Loan Committee is comprised of Mr. Furey, Mr. Hanna, Mr. Lober, Ms. McClellan, Mr. Paden, and Mr. Schmuck, who serves as chairman. Also, during the 2016 fiscal year Mr. James Kiko served on the committee until October 28, 2015. The Loan Committee reviews the lending policies and monitors Loan Administration’s compliance with such policies, ensures management’s handling of credit risk complies with board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed Internal Loan Committee’s lending authority. During the 2016 fiscal year, the Loan Committee met 23 times.

The Risk Committee is responsible for the oversight of the risk management process, including enterprise risk management. The Committee approves and recommends to the Board of Directors the Company’s risk management framework in consideration of the firm’s risk appetite, capacity, strategy, objectives, operating environment and return goals. This committee was comprised of Mr. Hanna, Mr. Kishman, Mr. Tonti and Mr. Goris, who serves as chairman. Also, during the 2016 fiscal year Mr. Kishman served on the committee until November 12, 2015. During the 2016 fiscal year, the Risk Committee met four times.

The Executive Committee reviews and approves new products, services and key vendor relationships. All major functions are subject to the review and approval of the Executive Committee including but not limited to, new initiatives, business resumption planning and ongoing processes for information technology, information security, deposit operations and facilities. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Furey, Mr. Kishman, Mr. Tonti and Ms. McClellan, who serves as the chairman. Also, during the 2016 fiscal year Mr. James Kiko served on the committee until October 28, 2015. During the 2016 fiscal year, the Executive Committee met six times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Goris, Mr. Richard Kiko, Mr. Schmuck and Mr. Johnson, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that each member of the Corporate Governance/Nominating Committee meet the independence standards of the NASDAQ Stock Market Marketplace Rules. During the 2016 fiscal year, the Corporate Governance/Nominating Committee met three times.

Under the terms of the Corporate Governance/Nominating Committee Charter the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Code of Regulations and the Board Addition/Replacement Procedures found in the Board and Management Succession Policy. As part of its considerations, the Corporate Governance/Nominating Committee places value on having directors with experiences and expertise that are diverse from other Board members. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumersbank.com.

Shareholders desiring to nominate a candidate for election as a director at the 2017 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 8, 2017 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 8, 2017 or if the candidate does not meet criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both of these positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes that the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Director Compensation

The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members.

Fees Paid in Cash

Non-employee directors receive an annual retainer and are compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attend. Effective in January 2016, the annual retainer increased to $4,000 per year, the compensation for attendance at a Board of Directors meeting increased to $1,000 per meeting and the Vice Chairman will receive an additional $2,000 per year for serving in this capacity. For the 2016 fiscal year, the increase to the annual retainer and additional compensation for the Vice Chairman will be prorated. In addition, the compensation for attendance at a Board of Directors meeting was $900 per meeting from July 2015 through December 2015 and $1,000 per meeting from January 2016 through June 2016. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive		Loan	Risk
Committee Chair	$	*	$300	$200	$200	$	*	$200	$300
Committee Member		$100	$200	$100	$100		$200	$100	$200

* Denotes committee chaired by an employee of the Company

Equity Compensation

Under the 2010 Omnibus Incentive Plan, Restricted Stock may be granted to all directors if certain specified net income performance targets as established by the Compensation Committee are achieved. For the 2016 fiscal year, the Compensation Committee selected net income of $2.9 million as the Company’s performance target. No grants were made during the 2016 fiscal year and the directors forfeited the Restricted Stock awards scheduled to vest in September 2016 since the net income performance target for the 2016 fiscal year was not achieved.

Ms. McClellan and Mr. Lober are employees of Consumers National Bank and received no additional compensation for their service as a director.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during the 2016 fiscal year. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Furey	$21,100	$—	$—	$—	$—	$21,100
Bradley Goris	17,400	—	—	—	—	17,400
James V. Hanna	18,300	—	—	—	—	18,300
David W. Johnson	16,700	—	—	—	—	16,700
James R. Kiko, Sr.*	5,500	—	—	—	—	5,500
Richard T. Kiko, Jr.	15,400	—	—	—	—	15,400
Thomas M. Kishman	18,400	—	—	—	—	18,400
Frank L. Paden	18,600	—	—	—	—	18,600
Harry W. Schmuck, Jr.	20,800	—	—	—	—	20,800
John E. Tonti*	18,000	—	—	—	—	18,000
*Mr. James Kiko retired in October 2015 and Mr. Tonti retired in June 2016

For the 2017 fiscal year, the annual retainer, the board meeting compensation and the committee meeting fees are expected to remain the same as those approved in January 2016. Under the 2010 Omnibus Incentive Plan, Restricted Stock awards will be made to all directors, executive officers and vice presidents in September 2017 if certain specified net income performance targets as established by the Compensation Committee are achieved for the 2017 fiscal year. The total value of Restricted Stock granted to all non-employee directors will approximate 7% of the total cash fees earned by the directors, with each non-employee director receiving an equal amount of the total and will vest on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock as of August 31, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 31, 2016	Percent of Common Shares
Laurie L. McClellan 28 Tepee Drive Minerva, Ohio 44657	437,410 (1)	16.04%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	214,124 (2)	7.85%

James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	192,375 (3)	7.05%

Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P., and Banc Fund IX L.P. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	136,792 (4)	5.02%

(1)	Includes 430,037 shares owned by or jointly with family members, trusts, various corporations and partnerships.

(2)

Based on a Schedule 13G/A filing by Wellington Management Company, LLP (“Wellington”) on February 11, 2016. Wellington, in its capacity as an investment adviser, reported that it may be deemed to beneficially own 214,124 shares held by its clients.

(3)	Includes 187,913 shares owned by or jointly with family members, trusts, various corporations and partnerships.

(4)	Based on a Schedule 13G/A filing jointly filed by Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P., and Banc Fund IX L.P. on February 9, 2016.

Security Ownership of Management

The following table shows the beneficial ownership of the Company’s common stock as of August 31, 2016 for each director and named executive officers of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares
John P. Furey	42,480(1)	1.56%
Bradley Goris	6,901(2)	*
James V. Hanna	192,375(3)	7.05%
David W. Johnson	17,455	*
Richard T Kiko	1,223	*
Thomas M. Kishman	19,355(4)	*
Ralph J. Lober, II	19,391(5)	*
Laurie L. McClellan	437,410(6)	16.04%
Frank L. Paden	3,667	*
Harry W. Schmuck, Jr.	15,677	*
Scott E. Dodds	1,600	*
Renee K. Wood	4,723(7)	*
All directors and executive officers as a group (14 persons)	766,223	28.09%

*	Denotes less than one percent of outstanding shares.
(1)	Includes 28,603 shares owned by or jointly with family members or trusts.
(2)	Includes 6,841 shares owned jointly with family members.
(3)	Includes 187,913 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(4)	Includes 8,413 shares owned by or jointly with family members.
(5)	Includes 11,015 shares owned jointly with family members.
(6)	Includes 430,037 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(7)	Includes 3,783 shares owned jointly with family members.

EXECUTIVE OFFICERS

The following information is provided with respect to each person who currently serves as an executive officer of the Company.

Scott E. Dodds (age 54) serves as Executive Vice President and Senior Loan Officer. Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions including; President, Weather Vane Capital, LLC, Senior Vice President, Chief Banking Officer for Ohio Legacy Bank, and Executive Vice President and Retail Banking for Unizan Bank, National Association. Mr. Dodds brings over 22 years of experience in the operations, sales and business development areas of community banking.

Daniel Minick (age 46) serves as Senior Vice President, Chief Credit Officer, having been appointed to this position in June 2016.  Mr. Minick joined Consumers in March of 2015 as Vice President, Akron Metro Market Manager for the Stow Loan Production Office. He served as Vice President, Commercial Lender for Liberty Bank from 2014 through 2015, Vice President, Commercial Lender for Huntington Bank from 2008 through 2014, and his prior banking experience spans over the last 25 years focusing primarily in credit and lending. As Chief Credit Officer, Mr. Minick oversees the credit departments and collections.

Derek G. Williams (age 57) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Business Banker Senior for Huntington Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams has obtained a broad range of retail and commercial experience in his banking career that extends over 38 years.

Renee K. Wood (age 45) serves as Executive Vice President, Chief Financial Officer and Treasurer. Mrs. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer beginning in July 2005. Prior to joining Consumers, Mrs. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 23 years of experience have been in senior or management level positions, primarily in the accounting or finance areas of banking. Mrs. Wood is currently the Treasurer for the Crisis Intervention & Recovery Center, Inc.

PROPOSAL TWO – ADVISORY VOTE ON THE RATIFICATION OF EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related executive compensation tables, notes and narratives, is hereby approved on an advisory, non-binding basis.”

Because your vote is non-binding and advisory, the outcome of the vote will not be binding upon the Board of Directors. However, the Compensation Committee and the Board of Directors will seriously consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes the Company’s compensation structure is effective in aligning the compensation of the executive officers with the Company’s short-term and long-term goals, and that such compensation and incentives are designed to attract, retain and motivate the executive officers who are directly responsible for the Company’s continued success.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of the Company’s named executive officers in the section captioned “Compensation Discussion and Analysis” of this proxy statement.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this proposal shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions will not be counted as either votes cast for or against the resolution. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the compensation of the named executive officers.

The Board of Directors recommends that the shareholders vote “FOR”

the adoption of the advisory resolution set forth above.

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2016 whose compensation is detailed in this proxy statement. These named executive officers are the president and chief executive officer, chief financial officer and senior loan officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of compensation for the Company. The committee reviews and recommends company benefit and incentive plans and reviews the individual performance of the chief executive officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers in light of their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

From time to time, the Compensation Committee utilizes outside consultants to provide analysis regarding our executive compensation program.  Typically we do this once every three years.  Most recently, during the 2014 fiscal year, the Compensation Committee engaged Blanchard Consulting Group in order to review executive officers compensation and to make recommendations regarding the structure of their compensation packages.  Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to peer banks.  Based on that analysis, the direct compensation for the executive officers as a group was initially set within 15% of the market median.  During the past two years, incremental adjustments have been made for a variety of reasons, including individual and corporate performance, executive retention and to reflect cost of living adjustments.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the chief executive officer, Human Resources, Finance and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in development of design considerations of the annual incentive compensation program for the Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis, as defined above. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Entrance to the Salary Continuation Plan is limited and is subject to meeting performance criteria established by the Compensation Committee and approved by the Board of Directors. Under the 2010 Omnibus Incentive Plan, Restricted Stock awards have been made to all directors, executive officers and vice presidents based on the results for the 2012 and 2013 fiscal years and are expected to be made for the 2017 fiscal year if certain specified net income performance targets as established by the Compensation Committee are achieved for the 2017 fiscal year. There were no awards in the 2015 and 2016 fiscal years and the awards scheduled to vest in September 2016 were forfeited since the net income performance target for the 2016 fiscal year was not achieved. The value of Restricted Stock granted to each participant for the 2017 fiscal year will approximate 9.0% of each executive officer’s base salary and will vest based on a graduated vesting schedule. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and one other of the most highly compensated executive officer serving at the end of the 2016 fiscal year. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (2)	Total ($)
Ralph J. Lober, II	2016	$225,251	$250	$—	$—	$—	$66,424	$9,334	$301,259
President and Chief Executive Officer	2015	222,084	250	—	—	—	69,593	11,936	303,863

Renee K. Wood	2016	$147,049	$250	$—	$—	$—	$40,381	$6,183	$193,863
Executive Vice President, Chief Financial Officer/Treasurer	2015	144,074	250	—	—	—	42,259	5,949	192,532

Scott E. Dodds	2016	$162,628	$250	$—	$—	$—	$—	$7,002	$169,880
Executive Vice President and Senior Loan Officer	2015	159,167	250	—	—	—	—	6,814	166,231

(1)	The amount in this column is a $250 Christmas bonus paid to each of the named executive officers.

(2)

All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan and Trust, premiums for group term life insurance and perquisites. These amounts for fiscal year 2016 are detailed below:

Name	Amounts Contributed to 401(k) Plan	Other	Group Term Life Insurance	Dividends Paid Upon Vesting	Perquisites	Total All Other Compensation
Ralph J. Lober, II	$9,010	$—	$324	$—	$—	$9,334
Renee K. Wood	5,882	—	301	—	—	6,183
Scott E. Dodds	6,505	—	497	—	—	7,002

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Ralph J. Lober, II	9/12/2012	—	$—	276	$4,595
	9/11/2013	—	—	439	7,309
Renee K. Wood	9/12/2012	—	—	168	2,797
	9/11/2013	—	—	275	4,579
Scott E. Dodds	—	—	—	—	—

(1)

Restricted Stock awards vest on the anniversary date of grant based on a four year graduated vesting schedule if certain specified net income performance targets as established by the Compensation Committee are achieved. The restricted stock awards scheduled to vest in September 2016 were forfeited since the performance target for the 2016 fiscal year was not achieved.

(2)

The market value of the awards of Restricted Stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2016 ($16.65) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2016, the Consumers National Bank’s Board of Directors have the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, attainment of age 59 ½, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober and Laurie L. McClellan.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a salary continuation program (Plan) to encourage the long-term retention of Consumers National Bank executives and avoid the cost of executive turnover. Pursuant to the Plan, salary continuation agreements were entered into between Consumers National Bank and certain executives. The participants in the Plan are determined by the Board of Directors. In 2008, all of the agreements were amended to comply with Internal Revenue Code Section 409A. On February 11, 2011, Mr. Lober, President and Chief Executive Officer, entered into an amended and restated salary continuation agreement that replaced a separate change of control agreement and a prior salary continuation agreement. On December 30, 2015, Mrs. Wood, Chief Financial Officer, entered into an amended and restated salary continuation agreement that replaced a previous agreement. The agreements with Mr. Lober and Mrs. Wood incorporate covenants against competition, solicitation or disclosure of confidential information that were previously contained in separate agreements. The agreements entered into with Mr. Lober, Mrs. Wood and the amended agreements entered into in 2008 are collectively referred to as the “Amended Agreements.”

The Amended Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of these Amended Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the Amended Agreements commences at age 50 and is prorated until age 65. If any of the executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of Consumers National Bank, Mr. Lober can become fully vested and eligible to receive a payment equal to the greater of (1) two times Mr. Lober’s base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. Following a change in control of Consumers National Bank, Mrs. Wood can become fully vested and eligible to receive a payment equal to the greater of (1) one times Mrs. Wood’s base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. All the remaining executives participating in the Plan can become fully vested in the Accrual Balance upon termination of employment following a change in control of Consumers National Bank. For purposes of these Amended Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the Amended Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect at June 30, 2016 was 4.5%.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober	Salary Continuation Program	$442,196	$—
Renee K. Wood	Salary Continuation Program	$96,461	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current named executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $452,252 and Mrs. Wood would have received $147,923 as of June 30, 2016 if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2016, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal year ended June 30, 2016. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Mr. Goris, a director, is an Agent of the Goris-Meadows Insurance Agency of Alliance. The Goris-Meadows Insurance Agency is a subsidiary of A.A. Hammersmith Insurance Inc. and, in the ordinary course of business, the Company has retained the services of A.A. Hammersmith Insurance Inc. for insurance needs and may continue to retain their services in the future. The non-interested directors have reviewed the transactions and have determined that Mr. Goris’ interest in the transactions is not material. The amount paid to A.A. Hammersmith Insurance Inc. was $104,803 in fiscal year 2016; however the vast majority of that amount was premiums that were forwarded to other insurance companies.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. After the initial term of the lease, the lease renews annually unless the Lesee gives notice of termination as outlined within the lease agreement. Lease payments for the fiscal year ended June 30, 2016 totaled $36,007 and the aggregate amount of lease payments for the 2017 fiscal year to the end of the renewal term of the lease are estimated to be $18,004. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

Mr. Kiko, a director, is associated with Kiko Auctioneers and Kiko Realty. In the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future. Also, Mr. Kishman, a director, is associated with Kishman’s IGA and GasNGo in which the Company purchases goods and services from in the ordinary course of business. The value of the services received from Kiko Auctioneers, Kiko Realty and Kishman’s IGA was less than $120,000 in fiscal year 2016.

There are no family relationships among directors and executive officers that require disclosure.

Each officer and director is expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2016. In addition, the Audit Committee has discussed with Crowe Horwath LLP, the independent registered public accounting firm for Consumers Bancorp, the matters required by PCAOB Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Audit Committee has received written disclosures from Crowe Horwath LLP required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with Crowe Horwath LLP its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

The Audit Committee

Mr. Paden, Chairman

Mr. Furey

Mr. Kishman

Mr. Schmuck

Independent Registered Public Accounting Firm

Crowe Horwath LLP audited the consolidated financial statements for the year ended June 30, 2016. Representatives of Crowe Horwath LLP will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Crowe Horwath LLP billed the Company $96,153 and $91,300 for the fiscal years ended June 30, 2016 and June 30, 2015, respectively. The table below sets forth the aggregate fees billed by Crowe Horwath LLP for services rendered to the Company and its affiliates for the fiscal years 2016 and 2015.

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2016	$84,500	$—	$9,900	$1,753
2015	$83,000	$—	$8,300	$—

The “Tax Fees” for 2016 and 2015 related principally to filing, compliance and tax strategy planning. The “All Other Fees” for 2016 related principally to professional fees related to a special project.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2017 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 25, 2017.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2017 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 8, 2017 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 8, 2017.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2016 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Theresa J. Linder, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumersbank.com.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 22, 2016

CONSUMERS
Bancorp Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

	For	Withhold		For	Withhold		For	Withhold
01 - James V. Hanna	☐	☐	02 - Frank L. Paden	☐	☐	03 - Phillip R. Mueller	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02FNWB

Annual Meeting Materials are available at:
www.consumersbancorp.com
Please select IR Menu/Annual Meeting

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — CONSUMERS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
October 27, 2016
12:00 P.M.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

In their discretion, the proxies are authorized to vote upon any such matters as may properly come before the meeting, or any and all adjournments thereof.

Note: The signature(s) on this proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the Chairman of its Board of Directors, its President, Vice President, Secretary or Treasurer.

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Thursday, October 27, 2016, at 12:00 P.M. (local time), or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon:

Unless otherwise indicated, the proxies will vote FOR the Proposals.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1 AND 2.

If no direction is made, this proxy will be voted FOR Proposal 1 and 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.